PURE BIOFUELS CORP.

(formerly Metasun Enterprises, Inc.)

201-1040 West 8th Avenue

Vancouver, BC V6H 1C4

Telephone: 604-739-1048

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Symbol: PBOF - OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

August 7, 2006

Vancouver, BC – Pure Biofuels Corp. (OTCBB:PBOF (the “Company”) (formerly Metasun Enterprises, Inc.) is pleased to announce that it has changed its name to Pure Biofuels Corp. effective August 7, 2006.

In addition, effective August 7, 2006, the Company has effected a one and one quarter (1.25) for one (1) forward stock split of its authorized, issued and outstanding common stock. As a result, its authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 93,750,000 shares of common stock with a par value of $0.001. The Company’s issued and outstanding share capital has increased from 55,154,740 shares of common stock to 68,943,425 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on August 7, 2006 under the new stock symbol “PBOF”. The Company’s new CUSIP number is 74621R 10 4.

On behalf of the Board of Directors,

Pure Biofuels Corp.

Chad DeGroot

Director

For more information contact:

David Clifton

Tel: 778-895-3595